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                         [LOGO] AVIATION SALES COMPANY
                                                                          RIGHTS
            SUBSCRIPTION CERTIFICATE FOR SHARES OF COMMON STOCK OF
                            AVIATION SALES COMPANY.
VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M. (NEW YORK TIME) FEBRUARY 20, 2002,
  THE EXPIRATION DATE. THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE ONLY IN CERTAIN LIMITED CIRCUMSTANCES. ANY SUBSCRIPTION FOR COMMON STOCK MADE HEREBY IS
                                 IRREVOCABLE.

                                    SHARES

           SUBSCRIPTION PRICE U.S. $.8325 PER SHARE OF COMMON STOCK.
      THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR SHARES. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER

  The registered owner of this Subscription Certificate, named above, or permitted assignee, is entitled to the number of rights (the "Rights") to subscribe for shares of common stock (the Common Stock) of AVIATION SALES COMPANY shown above, in the ratio of one share of Common Stock for each one whole Right (the "Basic Subscription Privilege") and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus dated (the "Prospectus"), which is incorporated herein by reference. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege, any holder exercising its Basic Subscription Privilege in full may purchase an additional number of available Shares, if so specified in the subscription documents, subject to proration (the "Oversubsription Privilege"). No fractional Rights or cash in lieu thereof will be issued or paid. If the number of shares of Common Stock held on the Record Date would result in the receipt of fractional Rights, the number of Rights
issued to such holder is being rounded up to the nearest whole number.       .

   If you subscribe for fewer than all the shares represented by your Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Subscription Certificate and payment prior to 5:00 p.m., New York time, on February 20, 2002. No new Subscription Certificate will be issued after such date. Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the Rights evidenced thereby.

   The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1 and may be transferred only in certain limited circumstances, by duly completing Form 2. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights. Rights holders are advised to review the Prospectus and instructions, copies of which are available from Continental Stock Transfer & Trust Company, before exercising their Rights.

IMPORTANT: Complete appropriate form on the reverse side

DATE:

                                                          AVIATION SALES COMPANY

CONTINENTAL STOCK TRANSFER       [CORPORATE SEAL]
& TRUST COMPANY,
AS RIGHTS AGENT
AND SUBSCRIPTION AGENT
BY:

AUTHORIZED OFFICER

                            /s/ Philip B. Schwartz        /s/ Roy T. Rirame, Jr.
                                Secretary                     Chairman


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                   (ON REVERSE OF SUBSCRIPTION CERTIFICATE)
                  PLEASE FILL IN ALL APPLICABLE INFORMATION

TO:  Subscription Agent                       Expiration Date: February 20, 2002
     Continental Stock Transfer
     Reorganization Department
     2 Broadway, 19th Floor
     New York, NY 10004

                                    FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

  (a) Number of whole shares subscribed for pursuant to the Basic Subscription
      Privilege:

            Rights x $            = $            .
  ----------          -----------    ------------
           (One whole Right is required to subscribe for each share.)

  (b) Number of whole shares subscribed for pursuant to the Oversubscription
      Privilege:

            Rights x $            = $            .
  ----------          -----------    ------------

  (c) Total Subscription (sum of payment amounts on lines (a) and (b)) =
      $        total payment.*
       --------

METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOXES):

[_] Check, bank draft, or U.S. postal money order payable to "Continental Stock
    Transfer & Trust Company, as Subscription Agent" or

[_] Wire transfer directed to JP Morgan Chase, ABA No. 021 000 021, Acct. No.
    475-501012 for the benefit of Aviation Sales Company, Attention: Continental Stock Transfer & Trust Company, Attn: Roger Bernhammer

    (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not constitute all of the Rights represented by the Subscription Certificate (check only one).

[_] Deliver to the undersigned a new Subscription Certificate evidencing the remaining Rights to which the undersigned is entitled.

[_] Deliver a new Subscription Certificate in accordance with the undersigned's
    Form 2 instructions (which include any required signature guarantees.)

[_]  Do not deliver any new Subscription Certificate to me.

     (e) [_] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

Name(s) of Registered Holder(s)
                               -------------------------------------------------

Window Ticket Number (if any)
                             ---------------------------------------------------

Date of Execution of Notice of Guaranteed Delivery
                                                  ------------------------------

Name of Institution Which Guaranteed Delivery
                                             -----------------------------------

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Certificate (the "Subscription Excess"), the Rights holder exercising this Subscription Certificate shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Subscriber's Signature                    Telephone No. (  )
                      ------------------                    ------------------


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                   (ON REVERSE OF SUBSCRIPTION CERTIFICATE)
                                    FORM 2

TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE RIGHTS THROUGH YOUR BANK OR BROKER: Rights represented by this Subscription Certificate are hereby assigned to (please print in full name and address and Taxpayer Identification Number or Social Security Number of permitted transferee):

Number of Rights being transferred:
                                   ---------------------------------------------

Name of Permitted Transferee and Taxpayer Indentification Number or Social Security Number:
                 ---------------------------------------------------------------

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Address:
        ------------------------------------------------------------------------

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With respect to transferees other than banks or brokers the undersigned hereby certifies that the above-named transferee is either (i) an immediate relative of the holder of the Rights transferred hereby (i.e., a spouse, a child or a parent); (ii) an entity wholly owned or controlled by the holder of the Rights transferred hereby; (iii) if the holder of the Rights transferred hereby is a corporation or partnership owned or controlled by one person or entity, the person or entity that owns or controls the holder of such Rights; (iv) if the holder is a trust, to a settlor, grantor, trustee or beneficiary of the trust or to immediate relatives of such persons or an entity wholly owned or controlled by such settlor, grantor, trustee or beneficiary; or (v) a transferee receiving Rights pursuant to the operation of law as a result of the death or dissolution of the Right holder. Aviation Sales Company or Continental Stock Transfer & Trust Company may, at their option, request proper showing of the relationship of the transferee to the transferor(s) and, if not satisfied, have the option of not acknowledging or giving effect to the purported transfer.

Signature(s) of Transferor(s)
                             -------------------------------------

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the face of this Rights Certificate.

Your signature must be medallion guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.

Signature:
          --------------------------------------
                 (Name of Bank or Firm)

Guaranteed By:
              ----------------------------------
               (Signature of Officer and Title)

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.